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                                                                    EXHIBIT 10.1


                                  SERVICE AGREEMENT


This agreement is effective as of the ____ of ______ 1996 the ("Effective Date") by and between:


VISCORP
Having a principal place of business at: 111 Canal Street, Suite 933, Chicago, Illinois 60606 USA,
Represented by Mr. Don Gilbreath acting as Vice President of Engineering, Hereafter referred to as "Viscorp".


and
SOLECTRON FRANCE SA,
Having a principal place of business at Chemin Departemental, 109, BP 6, Canejan, 33611 Cestas Cedex, France
Represented by Jean-Loup Rousseau acting as Vice President of Sales.

Hereafter referred to as "Solectron"

Solectron is engaged in the business of pre-manufacturing services, manufacturing, assembling, testing and packaging of electronic products.

Viscorp is a development stage company.


Viscorp wishes Solectron to provide on behalf of Viscorp, pre-manufacturing services, including the Base Board Printed Circuit layout of Rio Project.

Solectron has agreed to provide these services.

The parties wish to enter into this Agreement to set out their mutual rights and obligations in respect to the foregoing, and therefore mutually agree as follows:


1.0 PRECEDENCE:

1.1 The terms and conditions and addenda herein shall govern all services performed by Solectron pertaining to the subject matter.


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1.2 It is the intent of the parties that this Agreement and its addenda represent the entire agreement and shall prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument.

1.3 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree this Agreement and its addenda may not be modified except in writing signed by both parties.


2.0   TERM

2.1 This Agreement shall commence on the effective date and shall continue until design participation is completed. For subsequent follow on production including pilot run and full production ramp-up, both parties agree to enter into a new agreement.


3.0   SERVICE DESCRIPTION

Solectron will pursuant to the specifications and electrical drawing provided by Viscorp to Solectron and contained in Addendum A, perform following services on behalf of Viscorp.

A) Solectron will propose to Viscorp Printed Circuit layout for Base Board, including
-   Netlist import
-   Placement and routing
-   Design for manufacturing
-   Documentation.
This Printed Circuit layout proposal will need to be formally approved by Viscorp during the placement review scheduled at the end of the printed Circuit layout stage.


B)    Material procurement
Unless otherwise specified, Solectron shall purchase on behalf of Viscorp, all nonconsigned material necessary to perform the services hereunder according to Viscorp Approved Vendor List.
Solectron is responsible for monitoring supplier quality, including quality problem solving, on standard components from Solectron AVL.
For single source product, and or customized product, Viscorp is responsible to ensure that the supplier can consistently procure the components at the quantity and quality levels in line with the project requirement.
Any proposal made by Solectron to improve the quality of components will have to be formally approved by Viscorp prior to implementation.


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C)  Assembly and test of 30 Prototypes.
Solectron will assemble and test 30 Prototypes in conformity with the technical specifications given by Viscorp to Solectron.
Test will be visual test only.

Any additional prototype request from Viscorp will be subject to an Addendum specifically referencing this Agreement.


4.0  VISCORP'S OBLIGATIONS

Before the start of service, Viscorp will provide Solectron with all necessary information for the manufacture of Viscorp's prototypes.
-   Technical specifications,
-   Complete part number data, and data sheets for new components,
-   Finalized Bill of Material,
-   Drawings,
-   Approved Vendor List "AVL".

- Viscorp will provide to Solectron such technical support as Viscorp and Solectron mutually determine necessary to complete performance under this Agreement.

- Viscorp will provide Solectron with the assistance of an Electronic designer from Viscorp, during the PCB layout development.

- Viscorp will closely work with Solectron Purchasing Department to find suitable replacements for obsolete or hard-to-find components, in Solectron AVL whenever possible.

-   Viscorp will provide preliminary component sketch for base PCB layout.

- Viscorp will send finalized Base PCB netlist with IC and connector pin-numbering information to Solectron.

- Before commencing work hereunder, Viscorp must have issued to Solectron a purchase order to fund the services herein. Viscorp will issue a purchase order which shall contain following information:
-   service description
-   delivery schedule and price as agreed upon by both parties.


3.0   SOLECTRON'S OBLIGATIONS

Solectron will provide service described in section 3 of this Agreement according to following schedule:


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Five (5) to seven (7) weeks after the receipt of Viscorp's order, Solectron shall deliver to Viscorp two (2) Prototypes, providing that the Printed Circuit layout proposed by Solectron has been formally approved by Viscorp during the placement review as scheduled.

Five (5) to eight (8) additional days, after Viscorp formal approval of the 2 prototypes, Solectron will deliver the remaining 28 prototypes, if no change has to be implemented.

Solectron will make its best efforts to assume its responsibilities within those schedule limits.

Service will be fully completed when Solectron delivers to Viscorp the 30 prototypes corresponding to the service described in section 3 of this Agreement.

4.0 PRICING

Pricing conditions for services sold under this Agreement are as follows:

    -    PCB layout of Base Board:           48 000 FF.
    -    30 Prototypes                      183 000 FF.


    -    Total Service Price is             231 000 FF. (taxes excluded).


5.0 PAYMENT TERMS

5.1 Solectron and Customer agree to following payment terms:
30% net of the total amount upon receipt of order, 30% net of the total amount upon placement review, 40% net of the total amount upon prototypes delivery

Payment will be made in French Francs.


5.2 Until the purchase price and all other charges payable to Solectron have been received in full, Solectron retains and Viscorp grants to Solectron a security interest in the prototypes delivered to Viscorp and any proceeds therefrom.


6.0 DELIVERY

6.1 Delivery is ex works Solectron Canejan (according to Incoterm 1990). Viscorp is responsible for all transportation, insurance, duties, customs formalities and charges, applicable to Product sold under this Agreement.
Risk of loss and damage to Products pass to Viscorp upon delivery to Carrier at Solectron Canejan.
Title to Product(s) pass to Viscorp upon complete payment of Prototypes by Viscorp.


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7.0 ACCEPTANCE

Solectron will deliver prototypes that will conform to the technical specifications contained in Addendum A.

Viscorp shall have five (5) working days from the date of receipt within which to inspect the prototypes prior to Viscorp acceptance thereof.


Viscorp will notify Solectron in writing of all matter deficiencies discovered during the inspection period. Failure to give notice within the five (5) days period will result in Viscorp's full acceptance of the Prototypes.



8.0 PROJECT CHANGES

Any change in the concept of the design, features and configuration will be mutually reviewed and agreed upon. All impacts such as design costs, inventory costs, development expenses and delay in delivery schedules caused by those changes will be mutually reviewed and agreed upon prior to implementation.



9.0    CANCELLATION AND LIABILITY

In case of cancellation of the service subject of this Agreement, Viscorp accepts to pay to Solectron, all services performed prior to such termination, whether those services are completed or not, all development, and all inventory expenses as follows,
    (i) the contract price of all finished Prototypes in Solectron's possession,
    (ii) the cost of material inventory (including handling charges and value add), whether in raw form or work in process, and not returnable to the vendor or usable for other customers,
    (iii) the cost of material on order (including handling charges) which cannot be canceled, and
    (iv) any vendor cancellation charges incurred with respect to material canceled or returned to the vendor.



10.0     CONFIDENTIALITY

Solectron and Viscorp agree to execute, as part of this Agreement, the Non disclosure Agreement for the reciprocal protection of confidential information signed on February 26, 1996 by the President and CEO of Viscorp, Mr. William H. Buck and the President of Solectron France, Mr. Jean-Philippe Gallant.


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11.0   INTELLECTUAL PROPERTY

For the purpose of this Agreement "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable or registerable, which is conceived or reduced to practice during this Agreement and in the performance of services hereunder. Those Inventions will be treated as follows:

Each Solectron Invention shall be Solectron's property and Viscorp will have no license. Each Viscorp Invention shall be Viscorp's property and Solectron will have no license (text appears to be missing) joint inventions shall be jointly owned by Solectron and Viscorp, and each party shall have the right to use it as it wishes.

No license on patents acquired by one party prior to or after the date of this Agreement is granted to the other party either expressly or impliedly.
In furnishing any information, or other elements hereunder, the disclosing party makes no warranty, express or implied that the use or reproduction of any information or element hereunder shall be free from any patent, trade secret or copyright infringement.

Solectron shall be deemed to have been granted by Viscorp a non-exclusive, royalty free license during the term of this Agreement and to use all of Viscorp's patents, trade secrets, trademarks, copyrights and other intellectual property required to perform Solectron's obligations under this Agreement.



12.0     PATENT, COPYRIGHT, AND TRADEMARK INDEMNITY

Each party (the "indemnifying party") shall defend, indemnify, and hold harmless the other party from any claims by a third party of infringement of intellectual properties resulting from the acts of the indemnifying party pursuant to this Agreement, provided that the other party,

    (i)       give the indemnifying party prompt notice of any such claims,
    (ii) renders reasonable assistance to the indemnifying party thereon, and
    (iii) permits the indemnifying party to direct the defense of the settlement of such claims.

13.0     LIMITATION OF LIABILITY

13.1 In all situations involving performance or nonperformance of service provided hereunder, Viscorp's remedy for defect is repair or replacement of the defective prototype by Solectron if notified by Viscorp of the defect within the acceptance period. If Solectron fails to perform its service responsibilities, Viscorp shall be entitled to recover direct damages limited to the price of the specific prototype which is purchased by Viscorp and which gives


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rise to the claim.  This limitation will apply regardless of the form of action, including without limitation negligence.


13.2 Under no circumstances including negligence, shall either party be liable for any indirect, incidental, special or consequential damages resulting from this Agreement, including but not limited to loss of profit, loss of production, loss of contracts, even if either party or an authorized representative has been advised of the possibility of such damages.


13.3 Viscorp warrants Solectron from all claims suits or proceedings of third parties.


14.0     FORCE MAJEURE

Neither shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, destruction of production facilities, material unavailability or any other cause beyond the reasonable control of the delayed party provided that the delayed party:
    (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and
    (ii) uses its reasonable efforts to remedy such delay in its performance.


15.0     TERMINATION

15.1 If either party fails to meet anyone or more of the terms and conditions as stated in either this Agreement or the addenda, Solectron and Viscorp agree to negotiate in good faith to resolve such default. If the defaulting party fails to cure such default or submit an acceptable written plan to resolve such default within five (5) working days following notice of default, the nondefaulting party shall have the right to terminate this Agreement.


15.2     This Agreement shall immediately terminate should either party:
    (i)       become insolvent;
    (ii) enter into or filing a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction,
    (iii)     enter into a receivership of any of its assets or,
    (iv) enter into a dissolution of liquidation of its assets or an assignment for the benefit of its creditors.

15.3     In case of termination and unless otherwise stipulated,

Solectron will deliver and Customer will pay all prototypes mentioned on the purchase order accepted by Solectron before expiration or termination date.


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In the event Viscorp terminates this Agreement before service completion, or in the event Solectron terminates this Agreement based on Viscorp's default, Viscorp will compensate Solectron as stipulated in section 9 of this Agreement.

Each party will promptly return to the other party, all technical and / or Confidential Documents related to the present Agreement.



16.0     GENERAL

16.1    Insurance
Each party to this Agreement will maintain necessary insurance to cover its liabilities and protect itself from claims.



16.2     Assignment
Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party.
Failure by either party to enforce any provision of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or other term and condition.


16.3   Severability.
If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision shall be deemed null and void, and the remainder of the Agreement shall continue to be in full force and effect, while the parties shall negotiate in good faith to replace the provision with another enforceable one reflecting as closely as possible the parties initial intention.


16.4   Relationship of the Parties.
Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor. Neither party shall have any right or authority to assume or create any obligations or to make any representations or warranties on behalf of the other party whether express or implied, or to bind the other party in a respect whatsoever.


16.5     Governing law
This Agreement shall be governed by and construed in accordance with the French Laws. Any dispute arising out of or relating to this Agreement not settled amicably by the parties shall be submitted exclusively to the Commercial Court in Paris.

16.6     Choice of Language


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The original of this Agreement has been written in English.  Both parties waives any right it may have under the laws of either party's country to have this Agreement written in the language of either party's country. Further any notices given to either party as required by this Agreement shall be written in the English language.


16.7     Notifications
Any and all notices and other communications whatsoever under this Agreement shall be in writing, sent by registered mail or by telegram, or facsimile to the address set forth below.

SOLECTRON France S.A.
Chemin Departemental 109E
Canejan - B.P6
33611 Cestas Cedex
France

VISCORP
111 Canal Street, Suite 933
Chicago, Illinois 60606
USA.

Agreed:

    SOLECTRON FRANCE                   VISCORP


Date:________________________________  Date:______________________________

Name:________________________________  Name:______________________________

Title:_______________________________   Title:_____________________________

Signature:                             Signature:


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                                      ADDENDUM A

                                    Specifications


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